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                                                                      EXHIBIT 9


                         FUND ADMINISTRATION AGREEMENT

     AGREEMENT made as of the ____ day of ____________ 1998, between Longleaf Partners International Fund (the "Fund"), the fourth series of LONGLEAF PARTNERS FUNDS TRUST, a Massachusetts business trust, ("the Master Trust") and SOUTHEASTERN ASSET MANAGEMENT, INC., a Tennessee corporation, (hereinafter referred to as "the Administrator"). In consideration of the mutual agreements herein made, the Fund appoints the Administrator and the Administrator agrees to serve as the Fund Administrator on the terms and conditions set forth herein.

                                       I

                        GENERAL AUTHORITY AND FACILITIES

1.01 STANDARD OF SERVICE OF THE ADMINISTRATOR

     The Administrator will use its best efforts to provide efficient, effective, and accurate administrative services for the Fund, as defined in
Section II herein, and will seek innovative and continuing technological improvements for the said functions for which it has assumed responsibilities. The Administrator will not be liable or responsible for delays or errors by reason of circumstances beyond its control, including acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown beyond its control, flood or catastrophe, acts of God, insurrection, war, riots or failure beyond its control of transportation, communication or power supply. The Administrator will provide services equal in quality to those administration, accounting, and shareholder services performed for any other management investment companies which the administrator may serve in a similar capacity.

1.02. FACILITIES AND EMPLOYEES

     (a) The Administrator shall, at its own expense, furnish directly or through subsidiaries, office facilities, including space, furniture and equipment and, to the extent that such services are not being provided by others under contract with the Fund, personnel for managing the affairs of the Fund, maintaining and servicing the records with respect to the investments and shareholders of the Fund, and maintaining and servicing all other books and records of the Fund, as required by the Investment Company Act of 1940, but not including such duties, services, or records which are customarily performed or maintained for an open-end management investment company by its custodian, transfer agent, independent auditors, and/or outside legal counsel.

     (b) The Administrator shall provide personnel satisfactory to the Board of Trustees of the Fund to serve as officers of the Fund, including a President, one or more Executive Vice Presidents or Vice Presidents, a Secretary, a Treasurer, and such additional officers and employees as may reasonably be necessary for the performance of its duties under this Agreement.

     (c) The personnel and facilities provided by the Administrator shall be subject to the control and direction of the Board of Trustees of the Fund, notwithstanding that some or all of their compensation and expenses of their employment may be paid by the Administrator. The Administrator is responsible for the employment, control and conduct of its agents and employees and for injury to such agents or employees or to others through its agents or employees. The Administrator assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employment taxes thereunder. The Administrator will maintain appropriate insurance at its own expense against public liability in a reasonable amount.

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1.03. DOCUMENTS TO BE FURNISHED TO ADMINISTRATOR

     The Fund shall from time to time provide the Administrator with: (1) a copy of the Declaration of Trust of the Fund and all amendments thereto; (2) a copy of the Bylaws of the Fund as amended from time to time; (3) certified copies of votes of the Board of Trustees of the Fund relating to the issues of Shares of the Fund; (4) any amended certificate for Shares of the Fund in the form adopted by the Board; (5) specimen signatures of the officers of the Funds; (6) such other documents as the Administrator may reasonably request.

1.04. PROTECTION OF ADMINISTRATOR; INDEMNIFICATION

     (a) The Administrator may rely on certifications of the President, any Executive Vice President or Vice President, the Secretary or the Treasurer of the Fund as to proceedings, facts or other matters in connection with any action taken by the shareholders or the Board of Trustees of the Fund, and upon instructions not inconsistent with this Agreement, from the President or any Executive Vice President or Vice President and the Treasurer or any Assistant Treasurer. The Administrator may apply to counsel for the Fund or to its own counsel for advice whenever it deems it expedient. With respect to any action taken on the basis of such certifications or instructions or in accordance with the advice of counsel for the Fund, the Fund will indemnify and hold harmless the Administrator from any and all liability and expense.

     (b) The Administrator shall be indemnified and held harmless by the Fund against any loss or damage by reason of any act done by it in good faith and in reliance upon any instrument or certificate for Shares believed by it (a) to be genuine and (b) to be signed, countersigned or executed by any person or persons authorized to sign, countersign, or execute such instrument or certificate; provided, however, that the Administrator shall not be so indemnified in the event of its failure to obtain a proper signature guarantee.

     (c) If any officer of the Fund shall no longer be vested with authority to sign for the Fund, written notice thereof shall forthwith be given to the Administrator by the Fund and until receipt of such notice by it, the Administrator shall be fully indemnified and held harmless by the Fund in recognizing and acting upon certificates or other instruments bearing the signatures or facsimile signatures of such officer.

     (d) Except as may otherwise be required by the Investment Company Act of 1940 or the rules thereunder, neither the Administrator nor its stockholders, officers, directors, employees or agents shall be subject to any liability for, or any damages, expenses or losses incurred in connection with, any act or omission connected with or arising out of any services rendered under this Agreement, including any mistake of judgment, except by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Agreement. Notwithstanding the foregoing, the Administrator shall not be liable to the Fund for the acts and omissions of any party engaged by it to execute purchases and sales of portfolio securities for or on behalf of the Fund under this Agreement, except to the extent that such party is liable to the Administrator for such acts and omissions. Any person, even though also employed by the Administrator, who may be or become an employee of the Fund shall be deemed, when acting within the scope of his or her employment by the Fund, to be acting in such employment solely for the Fund and not as the employee or agent of the Administrator.

     (e) The Administrator shall for all purposes herein be deemed to be an independent contractor. As such, the Administrator has no authority to act for or represent the Fund in any way and is not an agent of the Fund.

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                                       II

                    ACCOUNTING AND ADMINISTRATION FUNCTIONS

2.01. MAINTENANCE OF RECORDS

     The Administrator will maintain records on behalf of the Fund in compliance with the Rules and Regulations of the Securities and Exchange Commission, including, but not limited to, any such records required to be maintained pursuant to Section 31(a) of the Investment Company Act of 1940 and the Rules and Regulations thereunder. Such records will at all times be available for inspection and use by the Fund and upon termination of this Agreement be transferred upon instructions of the Fund to any successor administrator or to the Fund itself.

2.02. RESPONSIBILITIES AND FUNCTIONS

     The Administrator shall have the responsibility of managing, performing, or supervising the administrative and business operations of the Fund, other than those related to the management of the Fund's portfolio of securities and the distribution and sale of the Fund's shares. The duties and responsibilities to be performed by the Administrator shall include the following:

          (1) Preparation or supervision of the preparation of all registration statements and prospectuses, and the filing thereof with the appropriate regulatory authorities.

          (2) Preparation or supervision of the preparation of all public financial statements and financial reports, the filing thereof with the appropriate regulatory authorities, and the distribution to shareholders of the Fund.

          (3) Preparation or the supervision of the preparation of all tax returns and the filing thereof with the appropriate regulatory authorities.

          (4) Preparation or the supervision of the preparation of any Proxy Statements, assistance in the conduct of any meetings of shareholders, tabulation of proxies and ballots of shareholders, and the maintenance of minutes of such meetings.

          (5) Daily valuation of the Fund's portfolio and the daily calculation of the Fund's net asset value per share.

          (6) Co-ordination and liaison between the Fund and its Investment Counsel, its Custodian, its Transfer Agent and the reconciliation of all accounts and records provided by such entities.

          (7) Management and scheduling of regular quarterly meetings of the Fund's Board of Trustees, and in connection therewith, providing all necessary assistance in the conduct of such meetings, and the maintenance of minutes of such meetings.

          (8) Establishment of internal accounting controls and procedures and the continuing monitoring thereof.

          (9) Co-ordination with the Fund's independent certified public accountants and outside legal counsel.

          (10) Management of audits and inspections by the Fund's independent certified public accountants and by all regulatory authorities.

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          (11) Supplying or obtaining on behalf of the Fund such other advice or assistance as may be necessary or desirable in the continuing administration of the Fund's business affairs.

2.03. ADMINISTRATION FEES AND EXPENSES

     (a) The Administrator shall be entitled to receive and the Fund shall be obligated to pay to the Administrator for the services specified in this Section II an Administration Fee, which shall be accrued daily and paid monthly in arrears of 0.10% per annum of average daily net assets. The Fund shall also reimburse the Administrator for the Fund's equitable and appropriate share of the salary of the Fund's Treasurer, as allocated among the Fund and any other Fund or series and any other commingled investment or insurance product served by the Administrator and the Fund's Treasurer, subject to review of and approval by the Board of Trustees, and shall pay or provide reimbursement for all other operational expenses, as provided in Paragraphs 2.03(b) and 2.03(c) of this Agreement.

     2.03(b) The Fund shall pay all of its costs and expenses of operation, except those specifically stated herein to be borne or payable by the Administrator. The expenses payable by the Fund shall include, but shall not be limited to: (i) the fees of the Fund's Investment Counsel, and Administrator;
(ii) the fees of any Custodian and Transfer Agent of the Fund; (iii) compensation of the Fund's independent certified public accountants and any legal counsel retained by the Fund, including compensation and costs relating to litigation, and the fees, compensation and expenses of the "non-interested" Trustees of the Fund; (iv) franchise, income, business license and original issue taxes relating to the Fund and its securities; (v) fees and legal expenses incurred in qualifying the shares of the Fund for sale with any state regulatory agency in the several states, and the fees and expenses of maintaining, renewing, increasing or amending such qualifications; (vi) insurance and bonding premiums and industry association dues; (vii) fees and expenses involved in registering and maintaining registrations of the Fund and of its shares with the Securities and Exchange Commission, including the preparation and printing of prospectuses for shareholders; (viii) costs of printing and mailing to shareholders prospectuses, proxy statements, dividend notices, routine and special reports and other communications to shareholders, as well as all expenses of shareholders and Trustees meetings; (ix) costs of printing of any stock certificates; (x) interest expense and brokers' commissions and issue and transfer taxes chargeable to the Fund in connection with securities transactions to which the Fund is a party; (xi) the costs of obtaining prices of the Fund's portfolio securities; and (xii) any extraordinary expenses including extraordinary legal expenses; provided, however, that all such expenses to be paid by the Fund shall be subject to review and approval by the Board of Trustees of the Fund as to the reasonableness thereof.

     2.03(c) The Fund shall reimburse the Administrator for the Fund's equitable and appropriate share of the costs and expenses of the following items, such costs and expenses to be allocated among the Fund and any other Funds or series and any other commingled investment or insurance products served by the Administrator, subject to review of and approval by the Board of Trustees of the Fund as to the method of allocation and the reasonableness of the costs and expenses:

          (1) Costs and expenses of leasing or acquiring specialized computer programs or computer software and software support contracts used exclusively by the Fund and any other Funds or commingled products.

          (2) Costs and expenses of leasing or acquiring specialized computer equipment or hardware and appropriate support contracts for computer equipment purchased exclusively for and dedicated solely to processing of transactions for the Fund and any other Funds or commingled products.

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          (3) Organizational expenses amortized in a manner as permitted by generally accepted accounting principles and the Securities & Exchange Commission, limited to the particular series or Fund.

          (4) Costs and expenses of stationery, appropriate forms, envelopes, checks, postage, telephone, telegraph, and overnight or other courier charges and other similar items, to the extent such costs and expenses have not been paid directly by the Fund.

                                      III

                 TERMINATION, AMENDMENTS, AND OTHER PROVISIONS

3.01. RENEWAL AND TERMINATION

     This Agreement shall remain in effect for a period of two (2) years and from year to year thereafter, provided such continuance is approved at least annually by the vote of holders of a majority, as defined in the Investment Company Act (the "Act"), of the outstanding voting securities of the Fund or by the Trustees of the Fund; provided, that in either event such continuance is also approved annually by the vote of a majority of the Trustees of the Fund who are not parties to this Agreement or who are not otherwise "interested persons" (as defined in the Investment Company Act of 1940) or any such party, which vote must be cast in person at a meeting called for the purpose of voting on such approval; provided, however, that (a) the Fund may, at any time and without the payment of any penalty, terminate this Agreement upon sixty days written notice to the Administrator, either by majority vote of the Trustees of the Fund or by the vote of a majority of the outstanding voting securities of the Fund; (b) this Agreement shall immediately terminate in the event of its assignment (within the meaning of the Investment Company Act of 1940) unless such automatic termination shall be prevented by an exemptive order of the Securities and Exchange Commission; and (c) the Administrator may terminate this Agreement without penalty on sixty days written notice to the Fund. Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed post-paid, to the other party at the principal office of such party.

3.02. SUCCESSOR ADMINISTRATOR

     In the event that a successor to any of the Administrator's duties or responsibilities hereunder is designated by the Fund by written notice to the Administrator, the Administrator will, promptly upon such termination and at the expense of the Fund, transfer to such successor all other relevant books, records, correspondence and other data established or maintained by the Administrator under this Agreement in form reasonably acceptable to the Fund (if such form differs from the form in which the Administrator has maintained the same, the Fund shall pay any expenses associated with transferring the same to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from the Administrator's personnel in the establishment of books, records, and other data by such successor.

3.03. AMENDMENT

     This Agreement may be amended by the parties without the vote or consent of the shareholders of the Fund to supply any omission, to cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, or if they deem it necessary to confirm this Agreement to the requirements of applicable federal laws or regulations.

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3.04. FURTHER ASSURANCES

     Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes of this Agreement.

3.05. MISCELLANEOUS

     (a) This Agreement shall be construed and enforced in accordance with and governed by the laws of the Commonwealth of Massachusetts.

     (b) The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions of this Agreement or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     (c) The Declaration of Trust establishing the Fund, a copy of which, together will all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name of the Trust refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of the said Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise, in connection with the affairs of said Trust, but the Trust assets and estate only shall be liable.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement this ____ day of _________, 1998.

                                          Longleaf Partners Funds Trust
                                          (the Master Trust)
                                          and
                                          Longleaf Partners International Fund
                                          (Fourth Series)

                                          By:
                                            ------------------------------------

                                          Southeastern Asset Management, Inc.
                                          (the Investment Counsel)

                                          By:
                                            ------------------------------------



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